As filed with the Securities and Exchange Commission on September 22, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ultra Petroleum Corp.
(Exact name of Registrant as specified in its charter)

Yukon Territory, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

363 North Sam Houston Parkway East, Suite 1200
Houston, Texas 77060
(281) 876-0120
(Address, including zip code, and telephone number, including area code, of each Registrant’s principal executive offices)

MICHAEL D. WATFORD
Chairman, President and Chief Executive Officer
363 N. Sam Houston Pkwy. E., Suite 1200
Houston, Texas 77060
(281) 876-0120
(Name, address including zip code, and telephone number, including area code, of agent for service)
Copy to:
GEORGE G. YOUNG III, ESQ.
Haynes and Boone, LLP
1221 McKinney Street, Suite 2100
Houston, Texas 77010
(713) 547-2081

Approximate date of commencement of proposed sale to the public:  From time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐ Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount	Aggregate Offering	Aggregate Offering	Amount of
Securities to be Registered*	to be Registered(1)	Price Per Unit(1)	Price(1)	Registration Fee(1)
Common Shares (no par value per share)
Preferred Shares (no par value per share)
Senior Debt Securities
Subordinated Debt Securities
Warrants
Total

*	Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-amendment pursuant to Rule 413.

(1)	An indeterminate number or principal amount of common shares, preferred shares, warrants and senior and subordinated debt securities of Ultra Petroleum Corp., as may from time to time be issued at indeterminate prices. The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933 in reliance on Rule 456(b). The Registrant hereby elects to defer the payment of any filing fees pursuant to Rule 456(b) and to pay such filing fees on a pay-as-you-go basis. As a result, Rule 457(r) provides that the table does not need to specify the information as to the amount to be registered, the proposed maximum aggregate offering price, or the amount of registration fee for any class of security listed, and that the registration fee shall be subsequently calculated based on the applicable fee payment rates in effect on the date of the payment of the fees.

PROSPECTUS

Ultra Petroleum Corp.
Common Shares
Preferred Shares
Senior Debt Securities
Subordinated Debt Securities
Warrants

We may offer from time to time any combination of the securities described in this prospectus. We will not offer or sell any securities under this prospectus unless accompanied by a prospectus supplement or a prospectus contained in a post-effective amendment to the registration statement of which this prospectus is a part.

We may offer and sell, from time to time:

•	common shares;

•	preferred shares

•	senior debt securities;

•	subordinated debt securities; and

•	warrants.

We will provide the specific terms of these securities in one or more supplements to this prospectus, a prospectus contained in a post-effective amendment, or documents we incorporate herein by reference. You should read this prospectus, any prospectus supplement, any prospectus contained in a post-effective amendment and the documents incorporated herein by reference carefully before you invest in these securities.

We may sell the securities directly, or through agents designated from time to time, or to or through underwriters or dealers. If any underwriters are involved in the sale of any securities, their names and any applicable commissions or discounts will be set forth in a prospectus supplement, in a prospectus contained in a post-effective amendment or in the documents we incorporate herein by reference.

Our common stock is listed on the New York Stock Exchange under the Symbol “UPL.” The last reported sale price on September 21, 2009 was $51.74 per share.

Investing in our securities involves risks. You should consider the “Risk Factors” described in any accompanying prospectus supplement, any prospectus contained in a post-effective amendment and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this prospectus or whether it is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 22, 2009.

ABOUT THIS PROSPECTUS

As used in this prospectus, unless otherwise required by the context, the terms “we,” “us,” “our,” “Ultra” and the “Company” refer to Ultra Petroleum Corp. and its consolidated subsidiaries. All references to dollars and “$” shall mean United States dollars, unless otherwise indicated.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using an “automatic shelf” registration process for “well-known seasoned issuers.” Under the automatic shelf registration process, we may offer and sell from time to time any combination of our common shares, preferred shares, senior debt securities, subordinated debt securities, and warrants to purchase our debt securities, common shares or our preferred shares. Our securities may be offered in one or more offerings. Each time we use this prospectus to offer securities, we will provide a prospectus supplement or a prospectus contained in a post-effective amendment to the registration statement of which this prospectus is a part that will contain or will indicate where specific information about the terms of that offering may be obtained. The prospectus supplement, the prospectus contained in a post-effective amendment or the documents we incorporate herein by reference may also add, update or change information contained in this prospectus. Please carefully read this prospectus, any prospectus supplement, any prospectus contained in a post-effective amendment and the documents incorporated by reference in the prospectus together with the additional information described under “Where You Can Find More Information” before you make an investment decision.

You should rely only on the information contained in this prospectus, the applicable prospectus supplement and the applicable prospectus contained in a post-effective amendment. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. Neither the delivery of this prospectus, any prospectus supplement or any prospectus contained in a post-effective amendment, nor any offer or sale under any such prospectus shall, under any circumstances, create any implication that there has been no change in our business, risks related to our business, financial condition, results of operations and prospects, that the information contained in any such prospectus is accurate as of any date other than the date of such prospectus, or that any information incorporated by reference in any such prospectus is accurate at any time subsequent to its date.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors described in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this document, including without limitation, statements in Item 7 in our most recent Annual Report on Form 10-K, Management’s Discussion and Analysis of Financial Condition and Results of Operations regarding our financial position, estimated quantities and net present values of reserves, business strategy, plans and objectives of the Company’s management for future operations, covenant compliance and those statements preceded by, followed by or that otherwise include the words “believe”, “expects”, “anticipates”, “intends”, “estimates”, “projects”, “target”, “goal”, “plans”, “objective”, “should”, or similar expressions or variations on such expressions are forward-looking statements. The Company can give no assurances that the assumptions upon which such forward-looking statements are based will prove to be correct.

Forward-looking statements include statements regarding:

•	our oil and natural gas reserve quantities, and the discounted present value of those reserves;

•	the amount and nature of our capital expenditures;

•	the timing and amount of future production and operating costs;

•	business strategies and plans of management; and

•	prospect development and property acquisitions.

Some of the risks which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include:

•	the current global economic downturn;

•	general economic conditions, including the availability of credit and access to existing lines of credit;

•	the volatility of oil and natural gas prices;

•	the uncertainty of estimates of oil and natural gas reserves;

•	the impact of competition;

•	the availability and cost of seismic, drilling and other equipment;

•	operating hazards inherent in the exploration for and production of oil and natural gas;

•	difficulties encountered during the exploration for and production of oil and natural gas;

•	difficulties encountered in delivering oil and natural gas to commercial markets;

•	changes in customer demand and producers’ supply;

•	the uncertainty of our ability to attract capital and obtain financing on favorable terms;

•	compliance with, or the effect of changes in, the extensive governmental regulations regarding the oil and natural gas business, including those related to climate change and greenhouse gases;

•	actions of operators of our oil and natural gas properties; and

•	weather conditions.

You should consider these risks and those we set out or incorporate into the “Risk Factors” section of this prospectus before you purchase our securities.

These events or factors could cause our results or performance to differ materially from those expressed in, or implied by, our forward-looking statements. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and, therefore, also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements that are included in this prospectus, our inclusion of this information is not a representation by us or any other person that our objectives and plans will be achieved.

Our forward-looking statements speak only at the date made, and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, any forward-looking events discussed in this prospectus may not occur.

THE COMPANY

Ultra Petroleum Corp. is an independent oil and gas company engaged in the development, production, operation, exploration and acquisition of oil and natural gas properties. The Company was originally incorporated on November 14, 1979, under the laws of the Province of British Columbia, Canada. Ultra remains a Canadian company, but since March 2000, has operated under the laws of The Yukon Territory, Canada pursuant to Section 190 of the Business Corporations Act (Yukon Territory). The Company’s operations are primarily in the Green River Basin of southwest Wyoming. The Company also has an exploration effort underway in Pennsylvania. The Company continually evaluates other opportunities for the acquisition, exploration and development of oil and natural gas properties.

Our principal executive offices are located at 363 N. Sam Houston Pkwy. E., Suite 1200, Houston, TX 77060 and our telephone number is (281) 876-0120. We maintain a website at www.ultrapetroleum.com. The reference to our website address does not constitute incorporation by reference of the information contained at the website in this prospectus.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement or prospectus contained in a post-effective amendment, or in documents that we incorporate herein by reference, we intend to use the net proceeds from the sale of our securities for general corporate purposes. These purposes may include acquisitions, working capital, capital expenditures, the repurchase of outstanding securities and the repayment of indebtedness. Pending any specific applications, we may initially invest proceeds from the sale of securities in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of our earnings to fixed charges for the periods indicated are as follows:

											Six Months Ended
	Years Ended December 31,										June 30,
	2004		2005		2006		2007		2008		2009

Ratio of earnings to fixed charges	41.5	x	93.7	x	82.7	x	17.1	x	31.8	x	— (1)

(1)	The ratio of earnings to fixed charges for the six months ended June 30, 2009 was less than a 1:1 ratio due to the net loss for the period. The Company would have had to generate additional earnings of $829 million to achieve a coverage ratio of 1:1 for the six months ended June 30, 2009.

For the purposes of determining the ratio of earnings to fixed charges, earnings consist of income from continuing operations before taxes, plus fixed charges, less capitalized interest, and fixed charges consist of interest expense (net of capitalized interest), plus capitalized interest, plus amortized discounts related to indebtedness.

We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF SECURITIES

We may offer and sell, from time to time:

•	common shares;

•	preferred shares

•	senior debt securities;

•	subordinated debt securities; and

•	warrants.

We will provide the specific terms of these securities in one or more supplements to this prospectus or prospectuses contained in a post-effective amendment, or the documents that we incorporate herein by reference.

CERTAIN LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplements or prospectus contained in a post-effective amendment or the documents we incorporate herein by reference, the validity of the securities offered by this prospectus will be passed upon by Lackowicz, Shier & Hoffman, our Canadian counsel. We may receive opinions regarding other matters in connection with an offering of securities from our United States legal counsel, Haynes and Boone, LLP, or other United States legal counsel. These opinions will be disclosed in a prospectus supplement or a prospectus contained in a post-effective amendment.

EXPERTS

The consolidated financial statements of Ultra Petroleum Corp. incorporated by reference in their Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of Ultra Petroleum Corp.’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

RESERVE ENGINEERS

Certain information contained in the documents we incorporate by reference regarding estimated quantities of natural gas and crude oil reserves owned by us, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by Netherland, Sewell & Associates, Inc. and Ryder Scott Company, L.P. All of such information has been incorporated into this prospectus by reference in reliance upon the authority of these firms as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers (including us) that file documents with the SEC electronically. Our SEC filings may be obtained from that website. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities. You may also read and copy any document we file with the SEC at the following SEC public reference facility:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549, by e-mailing the Public Reference Room of the SEC at publicinfo@sec.gov, or by facsimile at (202) 777-1027.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009; and

•	Our Current Reports on Form 8-K filed on February 18, 2009, March 10, 2009, May 6, 2009 and August 4, 2009 (in all cases, to the extent these items were “filed” with the SEC and not “furnished”).

Any person, including any beneficial owner, may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Ultra Petroleum Corp.
Investor Relations
363 N. Sam Houston Pkwy. E., Suite 1200
Houston, TX 77060
(281) 876-0120

Ultra Petroleum Corp.

Common Shares
Preferred Shares
Senior Debt Securities
Subordinated Debt Securities
Warrants

PROSPECTUS

September 22, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

SEC Registration Fee		†
Printing	$	*
Accounting Fees and Expenses	$	*
Legal Fees and Expenses	$	*
Transfer Agent Fees	$	*
Transfer Fees and Expenses	$	*
Rating Agency Fees and Expenses	$	*
Blue Sky Fees and Expenses	$	*
Miscellaneous	$	*

Total	$	*

*	The applicable prospectus supplement will set forth the estimated amount of such expenses payable in respect of any offering of securities.

†	Deferred in accordance with Rule 457(r) and Rule 456(b) of the Securities Act of 1933.

ITEM 15.	Indemnification of Directors and Officers.

The Yukon Business Corporation Act (the “Business Corporations Act”), Section 126, enables a corporation to indemnify a director or officer or a former director or officer of the corporation, or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and personal representatives (collectively, a “Person”), against all costs, charges and expenses, including an amount paid to settle an action or to satisfy a judgment reasonably incurred by him in any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been such a director or officer if:

(a) he acted honestly and in good faith with a view to the best interests of the corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Furthermore, the Business Corporations Act provides that a Person is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate if the Person seeking indemnification:

(a) fulfills the conditions set forth in subparagraphs (a) and (b) above;

(b) was substantially successful on the merits in his defense of the action or proceeding; and

(c) is fairly and reasonably entitled to indemnity.

The Business Corporations Act also provides that a corporation may purchase and maintain insurance for the benefit of a Person against liability incurred by him:

(a) in his capacity as a director or officer of the corporation, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation; or

(b) in his capacity as a director or officer of another body corporate if he acts or acted in that capacity at the corporation’s request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

Our Bylaws provide for indemnification of our officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted under the Business Corporations Act. Our Bylaws also provide that subject to the limitations contained in the Business Corporations Act, we may purchase and maintain insurance for the benefit of our directors and officers as our Board of Directors may from time to time determine. We have purchased liability insurance for our directors and officers which insures, among other things:

(a) our officers and directors from any claim arising out of an alleged wrongful act by such persons while acting as directors, officers or controlling persons; and

(b) us, to the extent we have indemnified the directors and officers for such loss.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 16.	Exhibits and Financial Statement Schedules.

Exhibit
Number		Exhibit

1	.1*	Form of Underwriting Agreement.
3.1		Articles of Incorporation of Ultra Petroleum Corp. (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2001).
3.2		By-Laws of Ultra Petroleum Corp. (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2001).
3.3		Articles of Amendment to Articles of Incorporation of Ultra Petroleum Corp. (incorporated by reference to Exhibit 3.3 of the Company’s Report on Form 10-K/A for the period ended December 31, 2005).
4	.1*	Form of Indenture for Senior Debt Securities.
4	.2*	Form of Subordinated Indenture for Subordinated Debt Securities.
4	.3*	Form of Senior Debt Security.
4	.4*	Form of Subordinated Debt Security.
4.5		Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2001).
4	.6*	Form of Certificate of Designation.
4	.7*	Form of Warrant Agreement.
4	.8*	Form of Warrant Certificate.
5	.1**	Opinion of Lackowicz Shier & Hoffman.
12	.1**	Statement of Ratio of Earnings to Fixed Charges.
23	.1**	Consent of Ernst & Young LLP.
23	.2**	Consent of Lackowicz Shier & Hoffman (included in Exhibit 5.1).
23	.3**	Consent of Netherland, Sewell & Associates, Inc.
23	.4**	Consent of Ryder Scott Company, L.P.
24	.1**	Powers of Attorney (included on the signature page herein).
25	.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Indenture (Senior Debt Securities).
25	.2*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture (Subordinated Debt Securities).

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.

**	Filed herewith.

ITEM 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Ultra Petroleum Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 22nd day of September, 2009.

ULTRA PETROLEUM CORP.

/s/  Michael D. Watford
Michael D. Watford,
Chairman of the Board,
Chief Executive Officer, and President

POWERS OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael D. Watford and Marshall D. Smith, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-3 and any and all amendments to this registration statement (including post-effective amendments) of Ultra Petroleum Corp. and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorneys-in-fact and agents, and each of them, full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all extents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of September, 2009.

Signature	Title

/s/ Michael D. Watford Michael D. Watford	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Marshall D. Smith Marshall D. Smith	Chief Financial Officer (Principal Financial Officer)

/s/ Garland R. Shaw Garland R. Shaw	Corporate Controller (Principal Accounting Officer)

/s/ W. Charles Helton W. Charles Helton	Director

/s/ Stephen J. McDaniel Stephen J. McDaniel	Director

/s/ Robert E. Rigney Robert E. Rigney	Director

/s/ Roger A. Brown Roger A. Brown	Director

Exhibit
Number		Exhibit

1	.1*	Form of Underwriting Agreement.
3.1		Articles of Incorporation of Ultra Petroleum Corp. (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2001).
3.2		By-Laws of Ultra Petroleum Corp. (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2001).
3.3		Articles of Amendment to Articles of Incorporation of Ultra Petroleum Corp. (incorporated by reference to Exhibit 3.3 of the Company’s Report on Form 10-K/A for the period ended December 31, 2005).
4	.1*	Form of Indenture for Senior Debt Securities.
4	.2*	Form of Subordinated Indenture for Subordinated Debt Securities.
4	.3*	Form of Senior Debt Security.
4	.4*	Form of Subordinated Debt Security.
4.5		Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2001).
4	.6*	Form of Certificate of Designation.
4	.7*	Form of Warrant Agreement.
4	.8*	Form of Warrant Certificate.
5	.1**	Opinion of Lackowicz Shier & Hoffman.
12	.1**	Statement of Ratio of Earnings to Fixed Charges.
23	.1**	Consent of Ernst & Young LLP.
23	.2**	Consent of Lackowicz Shier & Hoffman (included in Exhibit 5.1).
23	.3**	Consent of Netherland, Sewell & Associates, Inc.
23	.4**	Consent of Ryder Scott Company, L.P.
24	.1**	Powers of Attorney (included on the signature page herein).
25	.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Indenture (Senior Debt Securities).
25	.2*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture (Subordinated Debt Securities).

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.

**	Filed herewith.